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                                                                       EXHIBIT 5


                                February 9, 2000




Elcor Corporation
14643 Dallas Parkway, Suite 1000
Dallas, Texas 75240-8871

Gentlemen:

     Elcor Corporation, a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers 1,721,226 shares of common stock, $1.00 par value per share, of the Company (the "Common Stock"), and such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan (such shares collectively referred to as the "Securities"). Such shares are to be issued pursuant to the Company's 1998 Amended and Restated Elcor Corporation Incentive Stock Plan (the "Plan").

     I have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In rendering this opinion I have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in my judgment are necessary, relevant or appropriate to enable me to render the opinion expressed below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to me as originals, the conformity to original documents of all documents submitted to me as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies.

     Based upon such examination and review and upon representations made to me by officers of the Company, I am of the opinion that upon issuance and delivery in accordance with the terms and conditions of the Plan, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan, the Securities will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not admit that I come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                             Respectfully submitted,



                             /s/ David G. Sisler
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                             David G. Sisler